UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 21, 2023

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 24, 2023, PPL Capital Funding, Inc., a wholly owned subsidiary of PPL Corporation (the "Issuer"), issued $1 billion aggregate principal amount of 2.875% Exchangeable Senior Notes due 2028 (the "Notes"), which included an additional $100 million principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined below) in the Purchase Agreement (as defined below). The Notes were issued in a private placement (the "offering") to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes will be senior, unsecured obligations of the Issuer and will be fully and unconditionally guaranteed on a senior, unsecured basis by PPL Corporation (the "Guarantor"). The Notes bear interest at a rate of 2.875% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. The Notes will mature on March 15, 2028, unless earlier exchanged, redeemed or repurchased. In connection with the offering, the Issuer and the Guarantor entered into a purchase agreement dated February 21, 2023 (the "Purchase Agreement") with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers named therein (the "Initial Purchasers").

The net proceeds from the sale of the Notes were $980 million, after deducting discounts and commissions to the Initial Purchasers but before other estimated fees and expenses. The Issuer intends to use the net proceeds from the offering to repay short-term debt and for general corporate purposes.

Indenture

The Issuer issued the Notes pursuant to an indenture, dated as of February 24, 2023 (the "Indenture"), among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee.

The Notes will be exchangeable at an initial exchange rate of 29.3432 shares of the Guarantor's common stock (the "common stock") per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $34.08 per share of common stock, which represents an exchange premium of approximately 22.5% to the last reported sale price of $27.82 per share of common stock on the New York Stock Exchange on February 21, 2023). The initial exchange rate is subject to adjustment, as provided in the Indenture. Upon exchange of the Notes, the Issuer will pay cash up to the aggregate principal amount of the Notes to be exchanged and pay or deliver (or cause to be delivered), as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Issuer's election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the Notes being exchanged. Prior to the close of business on the business day immediately preceding December 15, 2027, the Notes will be exchangeable at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods described in the Indenture. On or after December 15, 2027, until the close of business on the business day immediately preceding the maturity date, the Notes will be exchangeable at the option of the noteholders at any time regardless of these conditions or periods.

The Issuer may not redeem the Notes prior to March 20, 2026. The Issuer may redeem for cash all or any portion of the Notes, at its option, on or after March 20, 2026, if the last reported sale price of the common stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which the Issuer provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Subject to certain conditions, holders of the Notes will have the right to require the Issuer to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the Indenture) at a repurchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events or if the Issuer calls any Notes for redemption, the Issuer will, under certain circumstances, increase the exchange rate for noteholders who elect to exchange their Notes in connection with any such corporate event or exchange their Notes called for redemption.

The Notes and the guarantee are the Issuer's and the Guarantor's senior unsecured obligations, respectively, and as applicable, rank senior in right of payment to any of the Issuer's and the Guarantor's indebtedness that is expressly subordinated in right of payment to the Notes, rank equal in right of payment with any of the Issuer's or the Guarantor's liabilities that are not so subordinated, are effectively subordinated in right of payment to any of the Issuer's or the Guarantor's secured indebtedness to the extent of the value of the assets securing such indebtedness and are effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Issuer's and the Guarantor's respective subsidiaries (other than the Issuer).

The Indenture provides for customary events of default, all as described in the Indenture.

With the exception of covenants restricting the Issuer's and Guarantor's ability to merge, consolidate or sell substantially all of their respective assets, the Indenture does not provide for restrictive covenants.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Issuer offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuer relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying shares of common stock of the Issuer deliverable upon exchange of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of common stock are issued upon exchange of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. Initially, a maximum of 35,945,300 shares of the Guarantor's common stock may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 35.9453 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	4.1 -	Indenture, dated February 24, 2023, among the Issuer, the Guarantor and The Bank of New York Mellon
	4.2 -	Form of 2.875% Senior Exchangeable Notes due 2028 (included in Exhibit 4.1)
	104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  February 24, 2023